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                                                                    EXHIBIT 23.3





                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Suncos Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-63790) on Form S-3 and (Nos. 33-48401, 33-80680, 33-64762, 333-08485,
333-78315, 333-72564 and 333-98071) on Form S-8 of ICOS Corporation of our report dated January 30, 2003, with respect to the balance sheets of Suncos Corporation (a development stage corporation) as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2002 and the period from February 6, 1997 (inception) through December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of ICOS Corporation.

Our report refers to a decision by the stockholders to discontinue the development of Pafase(R) with no current plans for further development activities by Suncos Corporation.

/s/ KPMG LLP

Seattle, Washington
March 10, 2003